Exhibit 10.1

AMENDED AND RESTATED LOAN AGREEMENT

Dated as of May 22, 2017

between

SEARS, ROEBUCK AND CO., SEARS DEVELOPMENT CO.,

INNOVEL SOLUTIONS, INC., BIG BEAVER OF FLORIDA DEVELOPMENT, LLC and

KMART CORPORATION

collectively, as Borrower,

and

JPP, LLC, JPP II, LLC

and

CASCADE INVESTMENT, L.L.C.

collectively, as Initial Lenders

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TABLE OF CONTENTS

Page
Exhibits

A	Organizational Chart
B	Ratification by Guarantor
C	Note Amounts
D	Environmental Reports

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AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Loan Agreement (this “Agreement”) is dated as of May 22, 2017 and is between JPP, LLC and JPP II, LLC, each a Delaware limited liability company (together “JPP”) and CASCADE INVESTMENT, L.L.C. (“Cascade”, and together with JPP, the “Initial Lenders”), and SEARS, ROEBUCK AND CO., SEARS DEVELOPMENT CO., INNOVEL SOLUTIONS, INC. (“Innovel”), BIG BEAVER OF FLORIDA DEVELOPMENT, LLC (“BBOFD”) and KMART CORPORATION, collectively as borrower (individually or collectively, as the context may require, jointly and severally, together with their respective permitted successors and assigns, “Borrower”).

RECITALS

Borrower and the Initial Lenders entered into that certain Loan Agreement (the “Original Loan Agreement”), dated as of April 8, 2016 (the “Original Closing Date”), pursuant to which JPP, on the one hand, and Cascade, on the other, each made a loan to Borrower in the amount of $250,000,000 (for an aggregate amount of $500,000,000) secured by mortgages on certain real property and certain other collateral more particularly described in the Original Loan Agreement.

JPP and Cascade have transferred certain portions of the Loan to Loan Transferees (defined herein) that have become Lenders (defined herein) hereunder and each Lender holds a Note in the amount set forth on Exhibit C as of the date hereof, and the respective rights of JPP, Cascade and such Loan Transferees are governed pursuant to that certain Amended and Restated Co-Lender Agreement dated as of the date hereof (the “Co-Lender Agreement”).

The Loan has been bifurcated into two separate loan tranches, one with an outstanding principal balance equal to the 2017 Loan Principal Indebtedness (as defined below) and maturing on the 2017 Maturity Date (as defined below) (the “2017 Loan Tranche”), and one with an outstanding principal balance equal to the 2018 Loan Principal Indebtedness (as defined below) and maturing on the 2018 Maturity Date (as defined below) (the “2018 Loan Tranche”).

Borrower and Lender desire to amend the terms of the Original Loan Agreement to, among other things, extend the maturity date of the Loan and provide for a reduction of the principal balance thereof, subject to and in accordance with the terms and conditions set forth in this Agreement.

In consideration of the agreements, provisions and covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree to amend and restate the Original Loan Agreement as follows:

DEFINITIONS

(a)    When used in this Agreement, the following capitalized terms have the following meanings:

“2017 Loan Maturity Date” means July 7, 2017, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

“2017 Loan Principal Indebtedness” means an amount equal to the greater of (x) $100,000,000 and (y) the amount required to reduce the LTV of the Loan as of July 7, 2017 to the Maximum LTV.

“2017 Loan Tranche” has the meaning set forth in the Recitals hereto.

“2018 Loan Maturity Date” means January 7, 2018, as same may be extended pursuant to the exercise of Option One and Option Two in accordance with Section 1.1(c), or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

“2018 Loan Principal Indebtedness” means the Principal Indebtedness, less the 2017 Loan Principal Indebtedness.

“2018 Loan Tranche” has the meaning set forth in the Recitals hereto.

“Administrative Agent” means initially, JPP, and thereafter from time to time following the occurrence of an Event of Default, the Person designated as such pursuant to the Co-Lender Agreement and identified to Borrower in writing.

“Agreement” means this Loan Agreement, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Alteration” means any demolition, or any material alteration, installation, improvement or expansion of or to any of the Properties or any portion thereof.

“Appraisal” means, with respect to each Property, an appraisal of such Property determining market value on an as if leased basis that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).

“Appraised Value” means, with respect to each Property, the appraised value of such Property as set forth in the Appraisal delivered to Lender in connection with the origination of the Loan, as such appraised value is set forth on the Property List.

“Bankruptcy Code” has the meaning set forth in Section 6.1(d).

“BBOFD” has the meaning set forth in the first paragraph of this Agreement.

“Borrower or “Borrowers” has the meaning set forth in the first paragraph of this Agreement.

“Broker” has the meaning set forth in Section 7.7(d).

“Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed.

“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of any Property.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets owned from time to time by Borrower located at and including, without limitation, the Properties, the Account Collateral and all other tangible and intangible property located at or related to the Properties, in respect of which Lender is expressly granted a Lien under the Loan Documents, and all proceeds thereof.

“Condemnation” means a taking or voluntary conveyance of all or part of any of the Properties or any interest in or right accruing to or use of any of the Properties, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, other than immaterial takings by and/or the granting of immaterial easements or rights of way to a Governmental Authority in the ordinary course of business that do not, in the aggregate, have a Property Material Adverse Effect.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure or indemnify a creditor against loss.

“Damages” to a Person means any and all liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, incurred by or asserted against such party, whether based on any federal, state, local or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise; provided, however, that “Damages” shall not include special, consequential or punitive damages, except to the extent imposed upon Lender by one or more third parties.

“Debt” means, with respect to any Person, without duplication:

(i)    all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;

(ii)    all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;

(iii)    all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions that are not yet due and payable;

(iv)    all Contingent Obligations of such Person;

(v)    all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;

(vi)    all contractual indemnity obligations of such Person; and

(vii)    any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

“Default” means the occurrence of any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Note or Note Component, the greater of (x) 2.5% per annum in excess of the interest rate otherwise applicable to such Note or Note Component hereunder and (y) 1% per annum in excess of the Prime Rate from time to time; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Default Rate shall be limited to the maximum rate permitted by applicable law.

“Engineering Report” means a structural (and, with respect to the Properties located in California only, seismic engineering) report or reports (including a “probable maximum loss” calculation, if applicable) with respect to each of the Properties prepared by an independent engineer approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.

“Environmental Claim” means any written notice, claim, proceeding, notice of proceeding, investigation, demand, abatement order or other order or directive by any Person or Governmental Authority alleging or asserting liability with respect to Borrower directly in connection with any Property arising out of, based on, in connection with, or resulting from (i) the actual or alleged presence, Use or Release of any Hazardous Substance, (ii) any actual or alleged violation of any Environmental Law, or (iii) any actual or alleged injury or threat of injury to property, health or safety, natural resources or to the environment caused by Hazardous Substances.

“Environmental Indemnity” means that certain environmental indemnity agreement executed by Borrower and Guarantor as of the Original Closing Date, as the same may from time to time be amended, restated, replaced, supplemented, reaffirmed or otherwise modified in accordance herewith.

“Environmental Laws” means, with respect to any Properties, any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution, protection or cleanup of the environment, (ii) the impact of Hazardous Substances on property, health or safety, (iii) the Use or Release of Hazardous Substances, (iv) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare or (v) the liability for or costs of other actual or threatened danger to health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

“Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-013 (and, if necessary as determined in such Phase I Environmental Site Assessments, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor selected by Borrower and reasonably approved by Lender and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” means, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Event of Default” has the meaning set forth in Section 6.1.

“Exception Report” means the report prepared by Borrower and certified to Lender in the Officer’s Certificate, setting forth any exceptions to the representations set forth in Article III.

“Extension Option” has the meaning set forth in Section 1.1(c).

“Extension Term” has the meaning set forth in Section 1.1(c).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code or any legislation adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) of the Department of Treasury of the United States of America, and any successor form.

“Form W-8BEN-E” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) of the Department of the Treasury of the United States of America, and any successor form.

“Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.

“Form W-9” means Form W-9 (Request for Taxpayer Identification Number and Certification) of the Department of the Treasury of the United States of America, and any successor form.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).

“Guarantor” means Sears Holdings Corporation.

“Guaranty” means that certain guaranty, dated as of the Original Closing Date, executed by Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented, reaffirmed or otherwise modified in accordance herewith.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or the presence of which on, in or under any of the Properties is prohibited or requires monitoring, investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them, but excluding those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Properties that are used at the Properties in compliance with all Environmental Laws and in a manner that does not result in contamination any of the Properties or in a Property Material Adverse Effect.

“Indebtedness” means the Principal Indebtedness, together with interest (including any interest that would be calculated to accrue subsequent to a the filing of a bankruptcy petition pursuant to the Bankruptcy Code, whether or not such interest is an enforceable obligation of the Administrative Agent, Lender and/or the Guarantor) and all other obligations and liabilities of Borrower under the Loan Documents, including protective advances, all transaction costs, late fees and other amounts due or to become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Administrative Agent and Lender hereunder or pursuant to the Notes or any of the other Loan Documents, (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Borrower or Guarantor that would have accrued or become due under the terms of the Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Indemnified Parties” has the meaning set forth in Section 7.17.

“Innovel” has the meaning set forth in the first paragraph of this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other federal, state, local or foreign insolvency, liquidation, reorganization or other similar proceeding concerning the Borrower and/or Guarantor, any action for the dissolution of the Borrower and/or Guarantor, any proceeding (judicial or otherwise) concerning the application of the assets of the Borrower and/or Guarantor for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Borrower and/or Guarantor or any other action concerning the adjustment of the debts of the Borrower and/or Guarantor, the cessation of business by the Borrower and/or Guarantor; provided, however, that following any such permitted transaction affecting the title to any Collateral, the Borrower and/or Guarantor for purposes of this Agreement shall be defined to mean the successor owner of the Collateral from time to time as may be permitted pursuant to the Loan Agreement.

“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any of the Properties or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over any of the Properties, or any other body exercising similar functions.

“Interest Accrual Period” means each period from and including the first day of a calendar month through but excluding the first day of the immediately succeeding calendar month (or, if earlier, the Maturity Date).

“Interest Rate” means 8.0% per annum.

“Lease” means any leasehold estate, lease, sublease, sub-sublease, license, concession, occupancy agreement or other agreement (written or oral, now or at any time in effect and every modification, amendment or other agreement relating thereto, including every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto) that grant a possessory interest in, or the right to use or occupy, all or any part of the Property, together with all related security and other deposits (together with any and all modifications, renewals, extensions and substitutions of the foregoing), but specifically excluding (a) all Leases under which Borrower is not the landlord, sublandlord or licensor thereunder, (b) Multi-Site Agreements and (c) REA’s that expressly prohibit the encumbrance of Borrower’s interests, rights and obligations thereunder.

“Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws and zoning restrictions) affecting Borrower, Guarantor, the Property or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.

“Lender” means, collectively (i) the Initial Lenders, (ii) the Loan Transferees that are parties to the Co-Lender Agreement, which have been identified to Borrower as of the date hereof, (iii) each subsequent Loan Transferee and (iv) their respective successors and/or assigns.

“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, restrictive covenant, easement, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).

“Loan” has the meaning set forth in Section 1.1(a).

“Loan Amount” means $500,000,000.

“Loan Documents” means this Agreement, the Note, each of the Mortgages (and related financing statements), the Environmental Indemnity, the Guaranty and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above or hereafter entered into by Lender and Borrower in connection with the Loan, as all of the aforesaid may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.

“Loan Transfer” has the meaning set forth in Section 7.7(b).

“Loan Transferee” has the meaning set forth in Section 7.7(c).

“Loss Proceeds” means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of any of the Properties in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all reasonable attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

“Loss Proceeds Account” means an account maintained and controlled by the Lenders for purposes of depositing any Loss Proceeds.

“LTV” means, as of the date of determination, the percentage derived from a fraction, the numerator of which is the Principal Indebtedness as of the date of determination, and the denominator of which is the sum of the Appraised Values of the Properties subject to the Lien of the Mortgage as of such date.

“Material Adverse Effect” means a material adverse effect upon (i) Borrower’s title to the Properties taken as a whole, (ii) the ability of Borrower and Guarantor, taken as a whole, to perform their obligations under the Loan Documents, (iii) Lender’s ability to enforce and derive the principal benefit of the security intended to be provided by the Mortgage and the other Loan Documents, or (iv) the use or value of the Properties taken as a whole.

“Material Agreements” means each contract and agreement in force and effect relating to the Property a default under which or the termination or cancellation of which could reasonably be expected to result in a Material Adverse Effect, other than (i) Leases (but including REA’s), (ii) Multi-Site Agreements and (iii) any agreement (other than REA’s) set forth on Schedule B of the Title Insurance Policy.

“Material Alteration” means any Alteration to be performed by or on behalf of Borrower at any of the Properties that (i) is reasonably expected to result in a Material Adverse Effect with respect to the applicable Property or (ii) is reasonably expected to permit (or is reasonably likely to induce) any Tenant to terminate its Lease or abate rent.

“Maturity Date” means (i) with respect to the 2017 Loan Tranche, the 2017 Loan Maturity Date and (ii) with respect to the 2018 Loan Tranche, the 2018 Loan Maturity Date.

“Maximum LTV” means 60%.

“Mortgage” means, with respect to each Property, that certain mortgage, deed of trust or deed to secure debt, as the case may be, assignment of rents and leases, collateral assignment of property rents, security agreement and fixture filing encumbering such Property as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Multi-Site Agreements” means, collectively, national, multi-site or master leases, licenses, or concession or department agreements with tenants or licensees that operate within and as a part of Borrower’s store, or that operate kiosks, ATM or vending machines or drive –through facilities located on the Property, in each case, solely to the extent any such leases, licenses, concessions or agreements terminate with respect to the Property upon the cessation of Mortgagor’s operations at the Property.

“Note(s)” means, collectively, those certain promissory notes described on Exhibit C hereto, together evidencing the Loan, as each such note may be replaced by multiple Notes or consolidated pursuant to the terms thereof and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented, consolidated or otherwise modified in accordance herewith.

“Note Component” has the meaning set forth in the Note.

“Officer’s Certificate” means the officer’s certificate of Borrower, dated as of the Restatement Effective Date, delivered to Lender and certifying (i) certain organizational documents of Borrower, (ii) the Properties, (iii) the Rent Roll, (iv) the Exception Report, (v) the Policies and (vi) the Material Agreements.

“Option One” has the meaning set forth in Section 1.1(c).

“Option Two” has the meaning set forth in Section 1.1(c).

“Original Closing Date” has the meaning set forth in the Recitals hereto.

“Original Loan Agreement” has the meaning set forth in the Recitals hereto.

“Overpaying Borrower” has the meaning set forth in Section 7.28.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“Payment Date” means the first day of each calendar month. Whenever a Payment Date is not a Business Day, the entire amount that would have been due and payable on such Payment Date shall instead be due and payable on the immediately succeeding Business Day.

“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of each of the Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Property).

“Permitted Debt” means the Indebtedness, and any other Debt of Borrower or any affiliate of Borrower that is not secured by a Lien on any of the Properties or any other Collateral and, to the extent constituting Debt, all obligations secured by Liens constituting Permitted Encumbrances other than Debt for borrowed money secured by a Lien on the Land or the Improvements, each as defined in the Mortgage, or secured by any other Collateral.

“Permitted Encumbrances” means:

(i)    the Liens created by the Loan Documents;

(ii)    all (A) Liens and other matters specifically disclosed on Schedule B of the Title Insurance Policies and any matters omitted from any previous title report or commitment that would have appeared on such Schedule B but for such omission, (B) easements, rights-of-way, covenants, conditions, restrictions (including building, fire and safety, land use and development, and zoning regulations and restrictions), declarations, rights of reverter, minor defects or irregularities in title and other similar charges or encumbrances, whether or not of record, in each case and (C) matters which a physical inspection or accurate survey of the Properties would disclose, in each case of (B) and (C), solely to the extent the same do not, in the aggregate, result in a Material Adverse Effect;

(iii)    Reserved.

(iv)    Liens, if any, for Taxes not yet delinquent and Liens for delinquent taxes or impositions if being diligently contested in good faith and by appropriate proceedings and for which Lenders have received notice from Borrower, provided that, with respect to delinquent taxes or impositions, either (a) each such Lien is released or discharged of record or fully insured over by the title insurance company issuing the applicable Title Insurance Policy (including be subsequent endorsement) within 60 days of its creation, or (b) Borrower deposits with Lender, by the expiration of such 60-day period, an amount equal to 125% of the dollar amount of such Lien or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably satisfactory to Lender, as security for the payment or release of such Lien;

(v)    mechanics’, materialmen’s, environmental or similar Liens or other Liens created by operation of law and judgment liens or lis pendens, in each case securing obligations that are not overdue for a period of more than 30 days or that are being diligently contested in good faith and by appropriate proceedings, provided that no such Lien is in imminent danger of foreclosure and provided further that either (a) each such Lien is released or discharged of record or fully insured over by the title insurance company issuing the applicable Title Insurance Policy (including by subsequent endorsement) within 30 days of its creation, or (b) Borrower deposits with Lender, by the expiration of such 30-day period, an amount equal to 125% of the dollar amount of such Lien or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably satisfactory to Lender, as security for the payment or release of such Lien;

(vi)    all Leases (including all subleases, licenses, sublicenses and concessions by the Tenant of any Borrower, as landlord, lessor or licensor, which are permitted under the terms of any Lease with Borrower) and all Multi-Site Agreements, and all rights of existing and future Tenants as tenants only (including the rights of any subtenant or licensee deriving rights through any such Tenant) pursuant to written Third-Party Leases, and all rights of existing and future occupants under all Multi-Site Agreements;

(vii)    any interest or title of a lessor under any lease with respect to assets other than the Land or Improvements as defined in the Mortgage (including without limitation, leases of furniture, furnishings, fixtures, equipment and other personal property) entered into by a Borrower in the ordinary course of business and covering only the assets so leased;

(viii)    all other Liens on personal property Collateral existing as of the date hereof or hereafter incurred in connection with the acquisition thereof;

(ix)     all bonds, deposits and security instruments or other Liens required or imposed by any Governmental Authority in connection with the use, occupancy or operation of the Property in the ordinary course of business of a Borrower, so long as such Liens do not arise from the failure of Borrower to pay taxes or other amounts payable with respect to the Properties;

(x)     all Material Agreements and all other agreements and licenses in connection the ordinary use and operation of the Properties, in each case, solely to the extent the same do not grant a Lien on the Land or the Improvements (as defined in the Mortgage) for the purpose of securing Debt; and

(xi)    any financing of a Tenant’s leasehold interest under its Lease.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

“Policies” means each insurance policy covering any of the Properties as more particularly described in the Officer’s Certificate.

“Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then Lender shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.

“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.

“Prohibited Change of Control” means the failure of each Borrower to be, directly or indirectly, wholly owned by Guarantor.

“Properties” means the real property described on the Property List, as described in greater detail under the applicable Mortgage, together with all buildings and other improvements thereon (other than leasehold improvements that are the property of a Tenant under a Lease at a Property) and all personal property owned by Borrower and encumbered by the Mortgages, together with all rights pertaining to such property; and “Property” means an individual property included in the Properties or all Properties collectively, as the context may require.

“Property List” means the real property on the list of properties certified to Lender in the Officer’s Certificate as set forth as Exhibit 6 in the Officer’s Certificate.

“Property Material Adverse Effect” means a material adverse effect upon (i) Borrower’s title to any individual Property, (ii) Lender’s ability to enforce and derive the principal benefit of the security intended to be provided by any Mortgage and/or the other Loan Documents, or (iii) the use or value of any individual Property.

“Proportional Amount” has the meaning set forth in Section 7.28.

“REA” means any reciprocal access, easement, construction and/or operating or similar agreements with respect to the individual Properties in effect as of the Original Closing Date.

“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), and “Released” has the meaning correlative thereto.

“Release Price” means, with respect to the release of any individual Property, the greater of (a) the proceeds actually received by Borrower from the sale of such Property, net of the documented reasonable and customary closing costs actually incurred by Borrower in connection with such sale; and (b) an amount equal to 60% of such individual Property’s Appraised Value.

“Rent Roll” means the rent roll certified to Lender in the Officer’s Certificate.

“Restatement Effective Date” means May 22, 2017, the date of this Agreement.

“Representative Borrower” has the meaning set forth in Section 7.04(a).

“SAC Conditions” means, collectively, the visible or surface level presence of materials and/or the existence of hydraulic lifts, oil and fluid separators, storage tanks and all other machinery and equipment, in each case, solely to the extent related to, used in or incidental to the operation of a Sears Auto Center facility.

“Service” means the Internal Revenue Service or any successor agency thereto.

“Servicer” means the entity or entities (if any) appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Lender.

“Severed Loan Documents” has the meaning set forth in Section 6.2(g).

“Survey” means, with respect to each Property, a current land title survey thereof, certified to Borrower, the title company issuing the applicable Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.

“Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Properties or Borrower with respect to the Properties or rents therefrom or that may become Liens upon any of the Properties, without deduction for any amounts reimbursable to Borrower by third parties.

“Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

“Threshold Amount” means, with respect to each Property, $1,000,000.

“Third-Party Lease” means any Lease that covers all or any portion of any Property with a Tenant that is not an affiliate of Borrower.

“Title Insurance Policy” means, with respect to each Property, an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction, in form and substance reasonably satisfactory to Lender (taking into account any endorsements or other modifications to the any such policy to made upon the subsequent delivery of the Surveys and zoning reports required to be delivered pursuant to this Agreement).

“Transfer” means the sale or other whole or partial conveyance of all or any portion of any of the Collateral or any direct or indirect interest therein to a third party, including any grant made after the Original Closing Date of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of the Collateral or the subjecting of any portion of the Collateral to restrictions on transfer; except that the conveyance (including assignment and subleasing) of a space lease at such Property by a Borrower in accordance herewith or by a Tenant or subtenant or licensee in accordance with the terms and conditions of any Lease or any Multi-Site Agreement shall not constitute a Transfer.

“Updated Environmental Reports” means those certain Environmental Reports listed on Exhibit D.

“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, disposition, removal, abatement, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

“Waste” means any intentional and material abuse or destructive use (whether by action or inaction) of any Property.

(b)    Rules of Construction. Unless otherwise specified, (i) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement, (ii) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (iii) “including” means “including, but not limited to”, (iv) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument, (v) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement, (vi) unless otherwise indicated, all references to “this Section” shall refer to the Section of this Agreement in which such reference appears in its entirety and not to any particular clause or subsection or such Section, (vii) terms used herein and defined by cross-reference to another agreement or document shall have the meaning set forth in such other agreement or document as of the Original Closing Date, notwithstanding any subsequent amendment or restatement of or modification to such other agreement or document. Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement and (viii) all references to “foreclosure’ herein shall include acceptance of a deed-in-lieu of foreclosure.

ARTICLE I

GENERAL TERMS

Section 1.1.    The Loan; Fees; Term.

(a)    As of the Original Closing Date, Lender made loans (collectively, the “Loan”) to Borrower in an aggregate amount equal to the Loan Amount. On the Restatement Effective Date, such Loan has been bifurcated into the 2017 Loan Tranche and the 2018 Loan Tranche and is represented by Notes that bear interest as described in this Agreement at a per annum rate equal to the Interest Rate. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period. On the Restatement Effective Date, Borrower shall (i) pay to Administrative Agent (for the benefit of the Lenders) an extension fee in an amount equal to $8,000,000 to be allocated among the Lenders pursuant to the Co-Lender Agreement and (ii) reimburse each Lender for any actual out-of-pocket costs and expenses incurred by such Lender in connection with the amendment and restatement of this Agreement and any other matters relating to the Loan (including the reasonable fees and expenses of legal counsel invoiced prior to the Restatement Effective Date, all title fees and premiums and all recording costs incurred as of the Restatement Effective Date). In addition, as a condition precedent to the effectiveness of this Agreement on the Restatement Effective Date, Lender shall have received title searches for each of the Properties and Guarantor shall have executed and delivered to Lender a Guarantor Ratification Certificate in the same form as attached hereto as Exhibit B.

(b)    The Loan is secured by the Collateral pursuant to the Mortgage, the Deposit Account Control Agreement and the other Loan Documents.

(c)    Borrower shall have two successive options to extend the scheduled 2018 Loan Maturity Date. The first such option (“Option One”) shall extend the scheduled 2018 Loan Maturity Date of the Loan to April 6, 2018; and the second such option (“Option Two”; Option One and Option Two shall each be referred to herein as an “Extension Option”) shall extend the scheduled 2018 Loan Maturity Date of the Loan to July 6, 2018 (the period of each such extension, an “Extension Term”), provided that as a condition to each Extension Term:

(i) Borrower shall deliver to Lender written notice of its election to exercise such Extension Option at least 30 and not more than 60 days prior to the 2018 Loan Maturity Date as theretofore in effect;

(ii) no uncured Default shall have occurred and no Event of Default shall be continuing on the date of such Extension Option is exercised;

(iii) Lender shall have received from Borrower a certificate from a responsible officer of Borrower, dated the date of such Extension Option is exercised, certifying that all of the representations and warranties set forth in Article III of this Agreement and all other Loan Documents are true and correct as of the date of such certificate;

(iv) with respect to the exercise of the Option One, Borrower shall have paid in respect of the second Extension Term an extension fee in an amount equal to 0.50% of the Principal Indebtedness outstanding as of January 8, 2018, and with respect to the Option Two, Borrower shall have paid in respect of the third Extension Term an extension fee in an amount equal to 0.50% of the Principal Indebtedness outstanding as of April 6, 2018, in each case, to the Administrative Agent and to be allocated by Administrative Agent among the Lenders pursuant to the Co-Lender Agreement;

(v) Guarantor shall have executed a Guarantor Ratification Certificate in the same form as attached hereto as Exhibit B; and

(vi) Borrower shall have reimbursed Lender for all reasonable out-of-pocket expenses incurred by Lender through such date, including with regard to any such extension (including the reasonable fees and expenses of legal counsel, all title fees and premiums and all recording costs).

If Borrower fails to exercise any extension option in accordance with the provisions of this Agreement, such extension option, and any subsequent extension option hereunder, will automatically cease and terminate and the 2018 Loan Maturity Date shall occur either on the scheduled 2018 Loan Maturity Date or on the last day of the applicable Extension Term, as applicable, and the Indebtedness shall be repaid in full on such date.

Section 1.2.    Interest and Principal.

(a)    On each Payment Date, Borrower shall pay to Lender interest in arrears on each Note for the applicable Interest Accrual Period at the applicable Interest Rate (except that in each case, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default).

(b)    The Loan may be repaid in whole (but not in part, except pursuant to the immediately succeeding sentence) at any time and from time to time, to the extent not prohibited by any agreement governing other Permitted Debt of the Borrower. The Loan must be repaid in connection with a release of a Property pursuant to Section 2.1, in the amount required thereby. All repayments of the Loan shall be accompanied by all interest accrued on the amount repaid through and including the date of such repayment, plus all other amounts then due under the Loan Documents. The entire 2017 Loan Principal Indebtedness, together with interest through the 2017 Loan Maturity Date and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the 2017 Loan Maturity Date. Failure to repay the 2017 Loan Principal Indebtedness in accordance with the immediately preceding sentence shall be an immediate and automatic Event of Default and the entirety of the Loan (including the 2017 Loan Principal Indebtedness, 2018 Loan Principal Indebtedness and all other Indebtedness) shall be immediately due and payable in accordance with the terms of this Agreement. The entire 2018 Loan Principal Indebtedness, together with interest through the 2018 Loan Maturity Date and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the 2018 Loan Maturity Date. Interest will cease to accrue on any portion of the Principal Indebtedness that has been repaid to Lenders at the time such repayment has been received by Lenders.

(c)    Any payments of interest and/or principal not paid when due hereunder shall bear interest at the applicable Default Rate.

(d)    Any and all payments by or on account of any obligation of Borrower hereunder shall be made without deduction or withholding for any taxes, except as required by law; provided that to the extent any deduction or withholding is so required by law, Borrower shall be entitled to so deduct or withhold the amounts required to be withheld or deducted from any such payment.

Section 1.3.    Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes and Note Components, in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.

Section 1.4.    Taxes; Regulatory Change. Borrower shall indemnify Lender and hold Lender harmless from and against any present or future stamp, documentary or other similar taxes or charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority solely by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents, other than any such taxes or charges imposed as a result of a present or former connection between Lender and the jurisdiction imposing such tax or charges (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).

Section 1.5.    Release. Upon payment in full of the Indebtedness, or in connection with the release of a Property pursuant to Section 2.1, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower’s election and at Borrower’s sole cost and expense: either, (a) in the case of a repayment of the Indebtedness in full (i) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated fees and expenses), or (ii) assign such Liens (and the Loan Documents) to a new lender designated by Borrower; or (b) in the case of the release of a Property pursuant to Section 2.1, (i) release and discharge the Lien of the applicable Mortgage on the Property being so replaced and (ii) if following such release, Innovel or BBOFD is not the owner of any Property (other than any Property that has previously been released hereunder), release Innovel or BBOFD, as the case may be, from its obligations hereunder and under the other Loan Documents and release and discharge all Liens on all Collateral of Innovel or BBOFD, as the case may be, securing payment of the Indebtedness. All Liens on Collateral constituting personal property (but expressly excluding the Land and Improvements as defined in the Mortgage) shall be automatically released upon any transfer of such Collateral permitted under Section 5.2 and Lender shall, upon Borrower’s request and at Borrower’s expense, execute such further documents reasonably acceptable to Lender as Borrower may reasonably request to evidence such release. Any release or assignment provided by Lender pursuant to this Section shall be without recourse, representation or warranty of any kind.

Section 1.6.    Post-Closing Requirements. Borrower shall take all necessary actions to satisfy the following within the applicable periods of time set forth below:

(i)    As soon as practicable following the Restatement Effective Date, but in any event prior to June 22, 2017, if any of the counsel that delivered mortgage enforceability opinions as of the Original Closing Date shall determine that an amendment to the Mortgage recorded in such counsel’s jurisdiction is required as a result of this Agreement or as otherwise reasonably determined by the Lenders that such amendment to the Mortgage is desirable to evidence, confirm, perfect and maintain the Liens (and priority thereof) securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents, Borrower shall have executed and delivered to Lender each such amendment, and such counsel shall have executed and delivered a mortgage enforceability opinion in the same form and substance as delivered on the Original Closing Date;

(ii)    As soon as practicable following the Restatement Effective Date, but in any event prior to June 22, 2017, Borrower shall deliver or cause to be delivered, at Borrower’s sole cost and expense, a date-down endorsement to each of the Title Policies for each or the Properties (or if no such endorsement is available in a particular jurisdiction, if requested by Lender, a new title policy), and in connection therewith, Borrower shall have provided current owners affidavits to bring down coverage for mechanics lien and parties in possession, so that such date-down endorsements do not include general exceptions for mechanics’ liens and parties in possession;

(iii)    As soon as practicable following the Restatement Effective Date, but in any event prior to June 22, 2017, Borrower shall use reasonable best efforts to cause reliance letters for each of the Updated Environmental Reports to be executed and delivered by the consultant who prepared such Updated Environmental Report in a form and substance reasonably acceptable to the Lenders, addressed to the Lenders; and

(iv)    Within ten (10) Business Days following the Restatement Effective Date, Borrower shall establish a new account at Wells Fargo Bank, NA, Bank of America, N.A. or such other bank as shall be reasonably acceptable to Lender and execute and deliver to Lender a deposit account control agreement in form and substance reasonably acceptable to the Lenders to create a perfected security interest in the Account Collateral (as may be amended, restated, supplemented or otherwise modified from time to time, the “Deposit Account Control Agreement”); provided, however, the deadline set forth in this clause (iii) shall be extended automatically to the extent the failure to enter into such Deposit Account Control Agreement by such date is due to any delay on the part of the Lender, the Administrative Agent, or the account bank so long as Borrower is diligently pursuing such account bank to execute such Deposit Account Control Agreement.

The failure of Borrower to satisfy the requirements in foregoing (x) clauses (i), (ii) and (iii) prior to June 22, 2017 and (y) clause (iv) prior to the date which is ten (10) Business Days following the Restatement Effective Date (subject to the proviso in such clause (iv)), in each case, shall constitute an immediate and automatic Event of Default.

ARTICLE II

PROPERTY RELEASES

Section 2.1.    Individual Property Releases.

(a)    Provided that no Event of Default is then continuing and all amounts then due and owing to Lender have been paid in full, Borrower shall have the right, at its option, on not less than 10 Business Days’ prior written notice to Lender (or such shorter period of no less than 5 Business Days that may be reasonably acceptable to the Lender), to obtain the release of one or more of the Properties from the Liens of the Loan Documents in connection with an arm’s-length Transfer of such Property, provided that the following conditions shall have been satisfied:

(i)    subject to Section 2.1(b), Borrower shall make a payment to Lender, as repayment of the Indebtedness, in an amount equal to the applicable Release Price, which payment shall be accompanied by all accrued and unpaid interest thereon through and including the date of such payment (it being understood and agreed that so long as the Release Price is calculated pursuant to clause (a) of the definition thereof, such accrued and unpaid interest may be deducted as “reasonable and customary closing costs actually incurred by Borrower in connection with such sale”);

(ii)    Borrower shall reimburse Lender for any actual out-of-pocket costs and expenses incurred by Lender in connection with this Section 2.1 (including the reasonable fees and expenses of legal counsel, all title fees and premiums and all recording costs).

(iii)    No uncured Default shall have occurred and no Event of Default shall be continuing on either the date of such notice or the date such Transfer shall be consummated and all amounts then due and owing to Lender have been paid in full; and

(b)    In connection with any release of an individual Property pursuant to this Section 2.1 occurring prior to July 7, 2017, any Release Price paid to Lender pursuant to Section 2.1(a) shall be deposited into a segregated account specified by the Administrative Agent to be held for the benefit of Lenders and controlled by the Lenders as an escrow for the future repayment of the Loan on the initial Maturity Date or to be applied earlier by the Administrative Agent upon an Event of Default pursuant to this Agreement and to be distributed, in each such case, pursuant to the Co-Lender Agreement (the “Account Collateral”). Borrower acknowledges and confirms that any such Release Price is and will remain Collateral for the Indebtedness pursuant to the Mortgage and such Release Price is and will continue to be secured by the Liens of the Mortgage, until such Liens are released by Lender in accordance with the Loan Documents. Until the Release Price is applied as contemplated by the preceding sentence to repay the Loan on the initial Maturity Date or in connection with an exercise of remedies, the Release Price shall not reduce the Loan Amount or the amount of the Indebtedness and interest shall continue to accrue and be paid on the full amount of the Indebtedness in accordance with Section 1.1 and 1.2. Borrower and Lender acknowledge that Administrative Agent, currently holds as an escrow for the future repayment of the Loan the amount of $27,664,311.59 constituting Account Collateral, which was reserved with Lender in connection with the release of a property that was previously Collateral for the Loan commonly known as Site #31922 (Rio Vista/San Diego, CA). Borrower and Lender agree that, on July 7, 2017, the amounts reserved with Lender pursuant to this Section 2.1(b) shall be applied by Administrative Agent toward the repayment of the Principal Indebtedness (and allocated amongst the Lenders in accordance with the terms of the Co-Lender Agreement), without the consent or further action of any Person.

(c)    Upon satisfaction of the requirements set forth in this Section 2.1, Lender will execute and deliver to Borrower such instruments as required pursuant to Section 1.5.

ARTICLE III

REPRESENTATIONS

Each individual Borrower represents to Lender with respect to itself and each other Borrower that, as of the Restatement Effective Date, except as set forth in the Exception Report (and, in the event that any Extension Option is exercised, each individual Borrower represents to Lender with respect to itself and each other Borrower that, as of the Maturity Date as in effect without giving effect to such Extension Option, except as set forth in the Exception Report):

Section 3.1.    Organization.

(a)    Each Borrower is duly organized, validly existing and in good standing under the laws of the of its jurisdiction of organization, and is in good standing in each other jurisdiction where ownership of the Properties requires it to be so, and each Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted at the Properties.

(b)    The organizational chart contained in Exhibit A is true and correct as of the date hereof.

Section 3.2.    Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

Section 3.3.    No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any Legal Requirement, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it where, except in the case of Regulation U, Regulation X or Regulation T, such violation is not reasonably be expected to result in a Material Adverse Effect, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Guarantor, any of its direct or indirect subsidiaries or any Borrower is a party or may be bound except where such violation or conflict is not reasonably be expected to result in a Material Adverse Effect, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any Person other than Lender. No reciprocal easement agreement or similar agreement to which any of the Properties are subject requires Borrower to obtain the consent of any party thereto in connection with the making of the Loan or the recording of the Mortgages.

Section 3.4.    Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing that have already been obtained and for the filings to perfect any security interest granted to Lender or its agents or representatives under the Loan Documents.

Section 3.5.    Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether enforcement is sought by proceedings in equity or at law), and further subject to any requirements in the various jurisdictions in which the Properties are located with respect to the order of and requirements for the realization on security, including any applicable so-called “security first” and “one-action” or similar rules, requirements or limitations. The Loan Documents to which Guarantor is a party have been duly executed and delivered by Guarantor and constitute Guarantor’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether enforcement is sought by proceedings in equity or at law), and further subject to any requirements in the various jurisdictions in which the Properties are located with respect to the order of and requirements for the realization on security, including any applicable so-called “security first” and “one-action” or similar rules, requirements or limitations. The Loan Documents are not subject to any right of rescission, offset, abatement, counterclaim or defense by Borrower or Guarantor, including the defense of usury or fraud

Section 3.6.    No Default. No Default or Event of Default will exist immediately following the making of the Loan.

Section 3.7.    Payment of Taxes. Borrower has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed (taking into account any applicable extensions) and paid all material amounts of taxes due (including interest and penalties) except for taxes that are not yet delinquent and taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender.

Section 3.8.    Compliance with Law. Except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of Borrower, Borrower, each Property and the uses thereof comply with all applicable material Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes (taking into account all grandfathering provisions thereof). Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority with respect to any Property the violation of which could result in a Material Adverse Effect. There has not been committed by or on behalf of Borrower or, to Borrower’s knowledge, any other person in occupancy of or involved with the operation or use of any Property, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against any Property or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. Neither Borrower nor Guarantor has purchased any portion of the Properties with proceeds of any illegal activity.

Section 3.9.    ERISA. Except as would not be otherwise expect to result in a Material Adverse Effect, neither Borrower nor any ERISA Affiliate of Borrower (a) has incurred any liability under Title IV of ERISA other than the payment of premiums to the Pension Benefit Guaranty Corporation, none of which are overdue, or (b) failed to satisfy the requirements of Section 302(a) of ERISA and Section 412(a) of the Code with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations, assuming that the source of funds used by Lender for the Loan does not constitute Plan Assets.

Section 3.10.    Investment Company Act. Borrower is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered under the Investment Company Act of 1940, as amended.

Section 3.11.    [Reserved].

Section 3.12.    Other Debt. Borrower does not have outstanding any Debt other than Permitted Debt.

Section 3.13.    Litigation. There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now filed or otherwise pending, and to Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened in writing against Borrower, Guarantor or any of the Collateral, in each case, (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that would reasonably be expected to have a Material Adverse Effect.

Section 3.14.    Leases; Material Agreements.

(a)    Borrower has delivered to Lender true and complete copies of all Leases pursuant to which any Borrower is the lessor at any of the Properties, including all modifications and amendments thereto, which are in Borrower’s possession. Except for Borrower or affiliates of Borrower occupying all or any part of any Property, no person has any possessory interest in any of the Properties or right to occupy the same except under and pursuant to the provisions of the Leases or Permitted Encumbrances. The Rent Roll is accurate and complete in all material respects as of the Restatement Effective Date, and the applicable Borrower that owns the Property covered by each Lease on the Rent Roll is the lessor under such Lease. Except as indicated on the Rent Roll or Exception Report, no security deposits are being held by Borrower (including bonds or letters of credit being held in lieu of cash security deposits) and no Tenant or other party has any option, right of first refusal or similar preferential right to purchase all or any portion of any Property. Subject to the provisions of Section 4.7(a) and except as set forth in the Exception Report, upon foreclosure on any Property, with respect to each Lease at such Property either (i) Lender shall automatically succeed to the rights and obligations of the landlord under such Leases (ii) or such Leases may be terminated in accordance with any early termination provisions within such Lease. Lender agrees, at Borrower’s sole cost and expense, to provide a subordination, attornment and non-disturbance agreement in form and substance reasonably acceptable to Lender if expressly required pursuant to any Lease. No material amounts are payable by Borrower to any Tenant under a Lease (other than in connection with common area maintenance and other routine reconciliations) and no Tenant has the right to require Borrower to perform or finance any Material Alterations or improvements to the space covered by its Lease. Notwithstanding any provision contained in this Agreement to the contrary, Leases may contain (and the same shall be expressly permitted hereunder without notice to or the consent of Lender, except to the extent required pursuant to Section 4.7(b)) the rights of tenants to receive reimbursement, contribution or allowance by landlord for tenant improvements or rent concessions or abatements, in each case as set forth in the Exception Report.

(b)    There are no Material Agreements except as described in and certified to Lender in the Officer’s Certificate. Borrower has made available to Lender true and complete copies of all Material Agreements. Each Material Agreement has been entered into at arm’s length in the ordinary course of business by or on behalf of Borrower. The Material Agreements are in full force and effect and there are no defaults thereunder by Borrower or, to Borrower’s knowledge, any other party thereto. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance.

Section 3.15.    Full and Accurate Disclosure. No statement of fact heretofore delivered by Guarantor or Borrower to Lender in writing with respect to the Properties or the Loan contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected (except that the foregoing representation, as it relates to any Environmental Report, Engineering Report, Title Insurance Policy and zoning report delivered to Lender in connection with the closing of the Loan, shall be limited to Borrower’s actual knowledge). To Borrower’s actual knowledge, there is no fact, event or circumstance presently known to Borrower that has intentionally not been disclosed to Lender that has had or could reasonably be expected to result in a Material Adverse Effect.

Section 3.16.    Use of Loan Proceeds. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of

Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Legal Requirements or by the terms and conditions of the Loan Documents. The Loan is solely for the general corporate purposes of Borrower, Guarantor and the subsidiaries and no portion thereof shall be used for personal, consumer, household or similar purposes.

Section 3.17.    [Reserved]

Section 3.18.    [Reserved]

Section 3.19.    Title. Borrower owns good, valid and insurable title to the Properties and good, valid and transferrable title to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. No Property is subject to a Lien that secures Debt for borrowed money (expressly excluding all leases of furnishings, fixtures, equipment and other personal property). The Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) valid, perfected first priority Liens on the Properties, enforceable as such against creditors of and purchasers from Borrower and subject only to Permitted Encumbrances, (ii) perfected Liens on the Account Collateral and (iii) perfected Liens in and to all personalty constituting Collateral, all in accordance with the terms thereof,. The Permitted Encumbrances do not, individually or in the aggregate, result in a Property Material Adverse Effect or Material Adverse Effect, as applicable. Subject to clause (v) of the definition of Permitted Encumbrances, there are no claims for payment for work, labor or materials affecting the Properties that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

Section 3.20.    No Encroachments. Except as set forth on the Surveys, all of the improvements on each Property lie wholly within the boundaries and building restriction lines of the such Property, and no improvements on adjoining property encroach upon any Property, and no easements or other encumbrances upon any Property encroach upon any of the improvements, except to the extent the same is not reasonably be expected to result in a Material Adverse Effect.

Section 3.21.    Physical Condition.

(a)    Except as would not reasonably be expected to result in a Material Adverse Effect, each Property and all building systems (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) are free of all material damage and are in good condition, order and repair in all respects material to such Property’s use, operation and value, subject to ordinary wear and tear and any maintenance, restoration, repairs and/or replacements that are diligently being prosecuted to completion in accordance with Borrower’s ordinary course of business.

(b)    Except as would not reasonably be expected to result in a Material Adverse Effect, Borrower is not aware of any material structural or other material defect or damages in any of the Properties, whether latent or otherwise.

(c)    Borrower has not received written notice, and has not received written notice that any Tenant has received written notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties that would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 3.22.    Reserved.

Section 3.23.    Management. No property management agreements to which Borrower or any affiliate is a party are in effect with respect to the Properties.

Section 3.24.    Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated or threatened with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties to the extent that such Condemnation would reasonably be expected to cause a Material Adverse Effect.

Section 3.25.    Utilities and Public Access. Each Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities, including water and sewer (or well and septic), necessary to the continued use and enjoyment of such Property as presently used and enjoyed.

Section 3.26.    Environmental Matters. To Borrower’s knowledge, except as would not reasonably be expected to result in a Property Material Adverse Effect (it being agreed that the presence of SAC Conditions shall not, in and of themselves, constitute a Property Material Adverse Effect):

(i)    No Hazardous Substances are located at, on, in or under any of the Properties or have been handled, manufactured, generated, stored, processed, or disposed of at, on, in or under, or have been Released from, any of the Properties. Without limiting the foregoing, there is not present at, on, in or under any of the Properties, any PCB-containing equipment not maintained in compliance with Environmental Laws), asbestos or asbestos containing materials not maintained in compliance with Environmental Laws, underground storage tanks or surface impoundments for any Hazardous Substance not maintained in compliance with Environmental Laws, lead in drinking water (except in concentrations that comply with all Environmental Laws, or lead-based paint. There is no threat of any Release of any Hazardous Substance migrating to any of the Properties.

(ii)    Each Property is in compliance in all material respects with all Environmental Laws applicable to such Property (which compliance includes, but is not limited to, the possession of, and compliance with, all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of such Property under all Environmental

Laws). No Environmental Claim is pending with respect to any of the Properties, nor is any threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower or any of the Properties.

(iii)    No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any of the Properties and, to Borrower’s knowledge, no Governmental Authority has been taking any action to subject any of the Properties to Liens under any Environmental Law.

(iv)    There are no Phase I Environmental Reports or Phase II Environmental Reports completed after the Original Closing Date but prior to the Restatement Effective Date in the possession of Borrower in relation to any of the Properties that have not been made available to Lender.

Section 3.27.     Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments, to the extent the same would reasonably be expected to result in a Material Adverse Effect.

Section 3.28.    No Joint Assessment. Borrower has not suffered, permitted or initiated the joint assessment of any of the Properties (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to any of the Properties as a single Lien.

Section 3.29.    Separate Lots. No portion of any of the Properties is part of a tax lot that also includes any real property that is not Collateral.

Section 3.30.    Permits; Certificate of Occupancy. Borrower has obtained all material Permits necessary for the present use and operation of each Property. The uses being made of each Property are in conformity in all material respects with the certificate of occupancy (if any) and/or Permits for such Property and any other restrictions, covenants or conditions affecting such Property.

Section 3.31.    Flood Zone. None of the improvements on any of the Properties is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A and V), or, to the extent that any portion of any of the Properties is located in such an area, such Property is covered by flood insurance in an amount equal to the maximum limit of coverage available under the National Flood Insurance Program.

Section 3.32.    Security Deposits. Borrower is in compliance in all material respects with all Legal Requirements relating to security deposits.

Section 3.33.    Insurance. Borrower has obtained insurance policies reflecting the insurance coverages as set forth and certified to Lender in the Officer’s Certificate, and such list in the Officer’s Certificate accurately reflects the insurance coverage maintained with respect to each of the Properties. All premiums on such insurance policies required to be paid as of the Restatement Effective Date have been paid for the current policy period. No Person, including Borrower, has done, by act or omission, anything that would impair the coverage of any such policy.

Section 3.34.    No Dealings. Neither Borrower nor Guarantor is aware of any unlawful influence on the assessed value of any of the Properties.

Section 3.35.    Bring-down of Representations. On each Maturity Date, Borrower shall deliver to Lender a certificate executed by a responsible officer of Borrower remaking each of the representations in this Article III, with no exceptions, other than (i) those contained in the Exception Report delivered to Lender as of the Restatement Effective Date and (ii) any additional exception that shall be acceptable to Lender in its sole discretion exercised in good faith. Borrower’s failure or inability to deliver any such certificate shall be an immediate and automatic Event of Default.

ARTICLE IV

AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees as follows with respect to itself, and each other Borrower:

Section 4.1.    Existence; Licenses. Each Borrower shall do or cause to be done all things necessary to remain in existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect all rights, licenses, Permits, franchises, certificates of occupancy, consents, approvals and other agreements necessary for the continued use and operation of the Properties.

Section 4.2.    Maintenance of Properties. Borrower shall cause each Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction, all in accordance with each Borrower’s customary practice in the ordinary course of business. Borrower shall not close, abandon, shut down any stores located at any Property or permit any Tenant that is an affiliate of Borrower or Guarantor to take any such action, unless (i) Borrower has delivered to Lender prior written notice thereof, (ii) the LTV for the Loan, calculated using the “as dark” appraised value in the applicable Appraisal for the applicable Property shall not exceed the Maximum LTV and (iii) a responsible officer of Borrower shall have delivered to Lender a certification that such closing or abandonment does not constitute a default under any material agreement affecting the Property or to which Borrower or Guarantor is a party. Borrower shall not knowingly use, maintain or operate any Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. Subject to Section 5.9, no improvements or fixtures constituting Collateral located at or on any Property shall be voluntarily removed, demolished or materially altered without the prior written consent of Lender (except for replacement of fixtures, furnishings, machinery, equipment and other personal property in the ordinary course of Borrower’s business with items of the same utility and of equal or greater value and sales or dispositions of obsolete or economically unusable fixtures, furnishings, machinery, equipment or other personal property no longer needed for the operation of the applicable Property), and Borrower shall from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements to the Properties in accordance with Borrower’s reasonable business judgment. Borrower shall not make any change in the use of any Property that would materially increase the risk of fire or other hazard arising out of the operation of any Property, or do or permit to be done thereon anything that may in any way impair the value of any Property in any material respect or the Liens of the Mortgages or otherwise cause or reasonably be expected to result in a Property Material Adverse Effect. Borrower shall not install or permit to be installed on any Property any underground storage tank except in accordance with Environmental Laws, and solely in connection with the Sears Auto Centers. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Property, regardless of the depth thereof or the method of mining or extraction thereof, subject to all Permitted Encumbrances.

Section 4.3.    Compliance with Legal Requirements. Borrower shall materially comply with (or cause all Tenants to materially comply with), and shall cause each Property to materially comply with and be operated, maintained, repaired and improved in material compliance with, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound.

Section 4.4.    Impositions and Other Claims. Borrower shall timely pay and discharge all Taxes and all other taxes, assessments and governmental charges levied upon it, its income and its assets pursuant to Legal Requirements as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Permitted Encumbrances. Borrower shall timely file all material federal, state and local tax returns and other reports that it is required by law to file (taking into account any applicable extensions). If any law or regulation applicable to Lender, any Note, any of the Collateral or any of the Mortgages is enacted that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be paid by Borrower, or changes in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect any of the Mortgages, the Indebtedness or Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender.

Section 4.5.    Access to Properties. Borrower shall permit, subject to the rights of Tenants under Leases, agents, representatives and employees of Lender and the Servicer to enter and inspect the Properties or any portion thereof, and/or inspect, examine, audit and copy the books and records of Borrower to the extent relating to the Properties (including all recorded data of any kind or nature, regardless of the medium of recording), at such reasonable times so as not to disrupt the normal business operations of Borrower as may be requested by Lender upon reasonable advance notice allowing an opportunity for agents or representatives of Borrower to be present. If an Event of Default is continuing, the reasonable cost of such inspections, examinations, copying or audits shall be borne by Borrower, including the reasonable cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Lender. The cost of such inspections, examinations, audits and copying, if not paid for by Borrower within a reasonable time after presentment with documentation of expenses in reasonable detail following demand, may be added to the Indebtedness and shall bear interest thereafter until paid at the Default Rate.

Section 4.6.    Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall reasonably cooperate with Lender with respect to any proceedings before any Governmental Authority that may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.

Section 4.7.    Leases.

(a)    Borrower shall furnish Lender with copies of all Leases to which any Borrower is a party entered into after the Original Closing Date. All new Leases and renewals or amendments of Leases shall, subject in the case of renewals to the terms and provisions of the applicable existing Lease (including any conditions or requirements with respect to attornment, subordination and attornment), be (i) entered into on terms and with Tenants that could not reasonably be expected to result in a Material Adverse Effect, (ii) subject and subordinate to the Mortgages and (iii) contain provisions for the agreement by the Tenant thereunder to attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the applicable Property by any purchaser at a foreclosure sale; provided, that the Lender may require the Tenant to enter into a subordination, attornment and non-disturbance agreement on terms mutually acceptable to Lender and the applicable Tenant. If expressly required pursuant to a Lease, Lender shall use commercially reasonable efforts to enter into a subordination, attornment and non-disturbance agreement mutually acceptable to Lender and the applicable Tenant.

(b)    Any Lease that does not conform to the standards set forth in Section 4.7(a) (except for any Lease to an owner or operator of part or all of the Sears Auto Center business in connection with the separation of a material portion of the business or assets of such business from the assets of Guarantor) shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, all new Leases that are Third-Party Leases, and all terminations, renewals and amendments of Third-Party Leases, and any surrender of rights under any Third-Party Lease, shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

(c)    Borrower shall (i) observe and punctually perform in all material respects all the material obligations imposed upon the lessor under the Leases; (ii) use all reasonable efforts to enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease following a material default thereunder by the respective Tenant; (iii) not collect any of the rents thereunder more than one month in advance; (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignments of rents and leases under the Mortgages; and (v) not cancel or terminate any guarantee of any of the Leases without the prior written consent of Lender.

(d)    Security deposits of Tenants under all Leases shall be held in compliance with Legal Requirements and any provisions in Leases relating thereto. Borrower shall maintain books and records of sufficient detail to identify all security deposits of Tenants separate and apart from any other payments received from Tenants. Subject to Legal Requirements, Borrower hereby pledges to Lender as security for the Indebtedness any bond or other instrument held by Borrower in lieu of cash security. Upon foreclosure on any Property, Borrower shall deliver to Lender an amount equal to the aggregate security deposits of the Tenants at such Property (and any interest theretofore earned on such security deposits and actually received by Borrower), and any such bonds, that Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease.

(e)    Borrower shall promptly deliver to Lender a copy of each written notice from a Tenant under any Third-Party Lease claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions thereof to be performed or observed by Borrower. Borrower shall use commercially reasonable efforts to provide in each Third-Party Lease executed after the Original Closing Date to which Borrower is a party that any Tenant delivering any such notice shall send a copy of such notice directly to Lender.

(f)    All agreements entered into by or on behalf of Borrower that require the payment of leasing commissions with respect to Leases at any Property or other similar compensation to any party shall (i) provide that the obligation will not be enforceable against Lender and (ii) be subordinate to the lien of the Mortgage.

Section 4.8.    Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

Section 4.9.    Further Assurances. Borrower shall, at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other reasonable instruments, agreements, certificates and documents (including amended or replacement mortgages), and Borrower hereby consents to the filing by Lender of any Uniform Commercial Code financing statements, in each case as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens (and priority thereof) securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents, reflect the change of the identity of Administrative Agent, and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time (including the payment and application of Loss Proceeds), so long as none of the same materially decrease any rights or remedies of Borrower under any of the Loan Documents (the “Further Assurance Standard”). Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Collateral, subject to the Further Assurance Standard. Upon receipt of an affidavit of Lender as to the loss, theft, destruction or mutilation of any Note, Borrower shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and in the form thereof. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to, during the continuance of an Event of Default, execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in violation of this Agreement or the other Loan Documents following written request from Lender, in each case without the signature of Borrower, subject to the Further Assurance Standard subject to the Further Assurance Standard with such authority of Lender (as it relates to other Lenders) being subject to the Co-Lender Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section.

Section 4.10.    Notice of Material Event. Borrower shall give Lender prompt notice (containing reasonable detail) of (i) any material change in the financial or physical condition of any Property that would have a Material Adverse Effect, (ii) any litigation or governmental proceedings pending or threatened in writing against Borrower or any Property that is reasonably expected to result in a Material Adverse Effect, (iii) any Insolvency Proceeding by or against any Borrower, Guarantor or an affiliate of any of the foregoing, (iv) any other circumstance or event that could reasonably be expected to result in a Property Material Adverse Effect or Material Adverse Effect, and (v) the occurrence of any Default or Event of Default.

Section 4.11.    Property-Specific Information. At Lender’s request, Borrower shall furnish within 30 days after such request, such information with respect to the Properties as Lender shall reasonably request, to the extent such other information is then reasonably available at no material expense to Borrower.

Section 4.12.     Insurance.

(a)    At all times while any portion of the Loan remains outstanding, Borrower shall maintain the Policies with respect to the Properties, for the mutual benefit of Borrower and Lender.

(b)    All Policies:

(i)    shall be maintained throughout the term of the Loan without cost to Lender and shall name each Borrower (and may name affiliates of each Borrower) as the named insured;

(ii)    with respect to property insurance policies, shall contain a standard noncontributory mortgagee clause naming Lender and its successors and assigns as their interests may appear as first mortgagee and loss payee;

(iii)    with respect to liability policies, except for workers compensation, employers liability and auto liability, shall name Lender and its successors and assigns as their interests may appear as additional insureds;

(iv)    with respect to property insurance policies, shall either be written on a no coinsurance form or contain an endorsement providing that neither Borrower nor Lender nor any other party shall be a co-insurer under such Policies;

(v)    with respect to property insurance policies, shall contain an endorsement or other provision providing that Lender shall receive 10 days’ prior written notice of cancellation thereof due to non-payment of premium;

(vi)    with respect to property insurance policies, shall contain an endorsement providing that no act or negligence of Borrower or any foreclosure or other proceeding or notice of sale relating to one or more of the Properties shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;

(vii)    shall not contain provisions that would make Lender liable for any insurance premiums thereon or subject to any assessments thereunder;

(viii)    shall contain a waiver of subrogation against Lender, as applicable;

(ix)    may be in the form of a blanket or umbrella policy; and

(x)    shall otherwise be reasonably satisfactory in form and substance to Lender and shall contain such other provisions as Lender deems reasonably necessary or desirable to protect its interests; provided, that nothing in this clause (x) shall require Borrower to obtain types of coverage that it does not typically carry, or coverage in an amount greater than it typically carries, each case in the ordinary course of its business.

(c)    Borrower shall pay the premiums for all Policies as the same become due and payable. Complete copies of such Policies shall be delivered to Lender reasonably promptly upon request. Not later than 30 days prior to the expiration date of each Policy, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of its renewal. Borrower shall reasonably promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.

(d)    Borrower shall not procure any other insurance coverage that would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies, unless the foregoing provisions (a)-(c) are applicable to such other insurance coverage. If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect when and as required hereunder, upon notice to Borrower Lender shall have the right to take such reasonable action as

Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate (but limited to the coverages and amounts required hereunder). All premiums, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall bear interest at the Default Rate.

(e)    Borrower or Guarantor shall provide Lender with at least 30 days’ prior written notice of cancellation by Borrower or Guarantor or any of their respective affiliates of any property insurance policies relating to any Property.

(f)    Borrower shall have the right to replace any Policy with one or more additional Policies providing substantially similar or better coverage.

Section 4.13.    Casualty and Condemnation.

(a)    Upon learning thereof, Borrower shall give reasonably prompt notice to Lender of any Casualty or Condemnation or of the actual or threatened commencement of proceedings that would result in a Condemnation.

(b)    Lender may participate in any proceedings for any taking by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation, to the extent permitted by law. Upon Lender’s request, Borrower shall deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its sole cost and expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not consent or agree to a Condemnation or action in lieu thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, delayed or conditioned in the case of a taking of an immaterial portion of any Property.

(c)    Lender may (x) jointly with Borrower settle and adjust any insurance claims, (y) following the commencement of a foreclosure action, settle and adjust any insurance claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any insurance claims; except that if no Event of Default is continuing, Borrower may settle and adjust such claims aggregating not in excess of the Threshold Amount if such settlement or adjustment is carried out in a competent and timely manner, but Lender, at its election, shall be entitled to collect and receive (as set forth below) any and all Loss Proceeds. The reasonable expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender upon demand therefor.

(d)    All Loss Proceeds from any Casualty or Condemnation shall be immediately deposited into an account under the sole dominion and control of Lender that is subject to a deposit account control agreement and in which the Lenders have a perfected security interest. So long as no Event of Default exists and is continuing, Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable expenses incurred by Lender in connection therewith shall be applied promptly to the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence, as promptly and diligently as practicable, to prosecute such restoring, repairing, replacing or rebuilding of such Property in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of such Property immediately prior to the Condemnation or Casualty). Provided that no Event of Default shall have occurred and be then continuing, Lender shall disburse such Loss Proceeds to Borrower upon Lender’s being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) if the cost of completion of the restoration plus payment of debt service on the Loan during the period of restoration exceeds the amount then contained in the Loss Proceeds Account, funds in an amount equal to such excess, which funds shall be remitted into the Loss Proceeds Account as additional Collateral for the Loan, and (iii) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed the Threshold Amount be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld, delayed or conditioned). If Lender reasonably estimates that the cost to restore will exceed the Threshold Amount, Lender may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness). No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and thereafter, 100% of the value of the work shall be disbursed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration. Funds other than Loss Proceeds shall be disbursed prior to disbursement of such Loss Proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration free and clear of all Liens or claims for Lien, subject to all Permitted Encumbrances.

(e)    Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Properties. Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower.

Section 4.14.    Compliance with Encumbrances and Material Agreements. Borrower covenants and agrees as follows:

(i)    Borrower shall comply with all material terms, conditions and covenants of each Material Agreement and each material Permitted Encumbrance, including any reciprocal easement agreement, ground lease, declaration of covenants, conditions and restrictions, and any condominium arrangements.

(ii)    Borrower shall promptly deliver to Lender a true and complete copy of each and every notice of default or event of default received by Borrower with respect to any obligation of Borrower under the provisions of any Material Agreement and/or Permitted Encumbrance.

(iii)    Borrower shall deliver to Lender copies of any written notices of default or event of default relating to any Material Agreement and/or Permitted Encumbrance served by Borrower.

(iv)    Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, Borrower shall not grant or withhold any material consent, approval or waiver under any Material Agreement or Permitted Encumbrance, unless no Event of Default is continuing and the same is not be reasonably likely to have a Material Adverse Effect.

(v)    Borrower shall deliver to each other party to any Permitted Encumbrance and any Material Agreement notice of the identity of Lender and each assignee of Lender of which Borrower is aware if such notice is required under the terms of such Material Agreement or Permitted Encumbrance in order to protect Lender’s interest thereunder.

(vi)    Borrower shall use reasonable efforts to enforce, short of termination thereof, the performance and observance of each and every material term, covenant and provision of each Material Agreement and Permitted Encumbrance to be performed or observed, if any, if and to the extent the failure to do so would have a Material Adverse Effect.

Section 4.15.    FATCA. If a payment made to the Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower at the time or times prescribed by law and at such time or times reasonably requested by such Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower as may be necessary for such Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

ARTICLE V

NEGATIVE COVENANTS

Each individual Borrower covenants and agrees as follows with respect to itself and each other individual Borrower:

Section 5.1.    Liens on the Collateral. No Borrower shall permit or suffer the existence of any Lien on (i) any of the Properties senior to the Lien of the applicable Mortgage, other than Permitted Encumbrances or (ii) any other Collateral.

Section 5.2.    Transfer; Prohibited Change of Control. Borrower shall not Transfer any Collateral other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business, and except as otherwise provided in Section 4.2, and Borrower shall not hereafter file a declaration of condominium with respect to any of the Properties. No Prohibited Change of Control shall occur. No transfers of any direct or indirect equity interests in any Borrower shall be permitted, except for (i) any such transfers that do not result in a Prohibited Change of Control, (ii) transfers of shares of common stock in Sears Holdings Corporation and (iii) any other such transfer for which Borrower shall have obtained Lender’s prior written consent. Notwithstanding the foregoing, Borrower may transfer any Property to a Person in connection with and arms’-length sale and release of such Property pursuant to Section 2.1.

Section 5.3.    Debt. Borrower shall not have any Debt, other than Permitted Debt.

Section 5.4.    Dissolution; Merger or Consolidation. No Borrower shall dissolve, liquidate, merge with or consolidate into another Person, unless such Borrower is the surviving Person.

Section 5.5.    Misapplication of Funds. Borrower shall not (a) distribute any Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), or (b) misappropriate any security deposit or portion thereof.

Section 5.6.    Jurisdiction of Formation; Name. Borrower shall not change its jurisdiction of formation or name without receiving Lender’s prior written consent, not to be unreasonably withheld, delayed or conditioned, and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith.

Section 5.7.    Modifications and Waivers. Unless otherwise consented to in writing by Lender:

(i)    Borrower shall not amend, modify, terminate, renew, or surrender any material rights or remedies under any Lease, or enter into any Lease, except in accordance with the express terms and conditions of any Lease or otherwise in compliance with Section 4.7; and

(ii)    Borrower shall not (x) enter into any Material Agreement, or amend, modify, surrender or waive any material rights or remedies under any Material Agreement, except, in each case, on arms-length commercially reasonable terms, (y) terminate any Material Agreement, except for terminations in connection with a material default thereunder, or (z) default in its material obligations under any Material Agreement.

Section 5.8.    ERISA. Other than required contributions to the Sears Holdings Pension Plan, Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code which would be reasonably likely to result in a Material Adverse Effect.

(b)    Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgages or any other Loan Document) to be a non-exempt prohibited transaction under such provisions assuming that the source of the funds for the Loan by Lender does not constitute Plan Assets.

Section 5.9.    Alterations and Expansions. Borrower shall not perform, undertake, contract to perform or consent to any Material Alteration without the prior written consent of Lender, which consent (in the absence of the continuation of an Event of Default) shall not be unreasonably withheld, delayed or conditioned, but may be conditioned on the delivery of additional collateral in the form of cash or cash equivalents acceptable to Lender in respect of the amount by which any such Material Alteration exceeds the Threshold Amount. If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant.

Section 5.10.    Zoning and Uses. Borrower shall not do any of the following without the prior written consent of Lender:

(i)    initiate or support any limiting change in the permitted uses of any of the Properties (or to the extent applicable, zoning reclassification of any of the Properties) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to a Property, or use or permit the use of a Property in a manner that would result in the use of such Property first becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate any of the material terms of any Lease, Material Agreement or Legal Requirement (and if under applicable zoning ordinances the use of all or any portion of any Property is a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned);

(ii)    execute or file any subdivision plat affecting any of the Properties, or institute, or permit the institution of, proceedings to alter any tax lot comprising any of the Properties; or

(iii)    permit or consent to any of the Properties being used by the public or any Person in such manner as might reasonably make possible a valid claim of adverse usage or possession or of any implied dedication or easement.

Section 5.11.    Waste. Borrower shall not commit or permit any Waste on any of the Properties, nor take any actions that might invalidate any insurance carried on any of the Properties (and Borrower shall promptly correct any such actions of which Borrower becomes aware).

ARTICLE VI

DEFAULTS

Section 6.1.    Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion):

(a)    Payment.

(i)    Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory repayment required hereunder); or

(ii)    Borrower shall default, and such default shall continue for at least five Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing to Lender hereunder, under the Notes or under any of the other Loan Documents (other than principal and interest).

(b)    Representations. Any representation made by Borrower in any of the Loan Documents, or in the Officer’s Certificate shall have been false or misleading in any material respect (or, with respect to any representation that itself contains a materiality qualifier, in any respect) as of the date such representation was made.

(c)    Other Loan Documents. Any Loan Document shall fail to be in full force and effect or to convey the material Liens, rights, powers and privileges purported to be created thereby and Borrower shall fail to promptly remedy such failure in accordance with Section 4.9.

(d)    Bankruptcy, etc.

(i)    Any Borrower or Guarantor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable state laws regarding receivership or similar insolvency procedure and foreign laws relating to bankruptcy, insolvency or creditors’ rights (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);

(ii)    any Borrower or Guarantor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Borrower or Guarantor, or shall dissolve or otherwise cease to exist;

(iii)    there is commenced against any Borrower or Guarantor an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of 90 days after commencement;

(iv)    any Borrower or Guarantor is adjudicated insolvent or bankrupt by a court of competent jurisdiction;

(v)    any Borrower or Guarantor suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 90 days after commencement of such appointment;

(vi)    any Borrower or Guarantor makes a general assignment for the benefit of creditors; or

(vii)    any Borrower or Guarantor takes any action for the purpose of effecting any of the foregoing.

(e)    Prohibited Change of Control. A Prohibited Change of Control shall occur.

(f)    Insurance. Borrower shall fail to maintain in full force and effect all Policies required hereunder.

(g)    Negative Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Article V, provided that such default shall not constitute an Event of Default unless and until it shall remain uncured for 30 days after Borrower receives written notice thereof.

(h)    Legal Requirements. Borrower shall fail to cure properly any violations of Legal Requirements affecting all or any portion of any Property that could reasonably be expected to result in a Material Adverse Effect within 30 days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such 30 day period, then Borrower shall be permitted up to an additional 30 days to cure such violation provided that Borrower commences a cure within such initial 30 day period and thereafter diligently and continuously pursues such cure.

(i)    Other Covenants. A default shall occur in the due performance or observance by Borrower of any material term, covenant or agreement (other than those referred to in any other subsection of this Section or those, if any, that expressly provide for a notice and cure period other than as set forth in this clause (i)) contained in this Agreement or in any of the other Loan Documents, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within 30 days, such default shall not constitute an Event of Default unless and until it remains uncured for 30 days after Borrower receives written notice thereof, provided that if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within 90 days of Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 90 days from Borrower’s receipt of Lender’s original notice, provided that Borrower promptly delivers written notice to Lender of its intention and ability to effect such cure prior to the expiration of such 90 day period.

(j)    Account Collateral. Failure to apply any Account Collateral as required by Section 2.1(b) hereof.

Section 6.2.    Remedies.

(a)    During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgages and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.1(d) shall occur, then (except as specified in Section 6.2(f) below) the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender and Borrower hereby expressly waives any such notice or demand, anything contained herein or in the Security Instrument, the Note and the other Loan Documents to the contrary notwithstanding. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.

(b)    If Lender forecloses on any Collateral, Lender shall, subject to Section 6.3 hereof, apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the remaining Collateral. At the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Properties and applied in reduction of the Indebtedness. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full. With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lenders to resort to any individual Property for the satisfaction of any of the Indebtedness in preference or priority to any other individual Property, and Lenders may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Indebtedness.

(c)    During the continuance of any Event of Default (including an Event of Default resulting from a failure to satisfy the insurance requirements specified herein), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may enter upon any or all of the Properties upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose the Mortgages or collect the Indebtedness. The costs and expenses incurred by Lender in exercising rights under this paragraph (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgages and other Loan Documents and shall be due and payable to Lender upon demand therefor.

(d)    Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

(e)    Notwithstanding the availability of legal remedies, Lender will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any Default

(f)    Intentionally Omitted.

(g)    Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to execute the Severed Loan Documents (Borrower ratifying all that its said attorney shall do by virtue thereof); provided, however, that Lender shall not make or execute any such Severed Loan Documents under such power until the expiration of three days after written notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under the aforesaid power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents, and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Effective Date.

(h)    In the event the Lenders determine, in their sole and absolute discretion, that it is necessary or desirable to make a protective advance in order to protect and preserve the Collateral or the security for the Loan, or to pay Taxes, ground lease rents or insurance premiums not paid by the Borrower, the Lenders shall provide written notice to the Borrower and to the extent Borrower does not expend such funds within five (5) days after receipt of such notice, then the Lenders may advance such funds to the Borrower or, in its sole and absolute discretion, pay such amounts on behalf of Borrower, such funds shall accrue interest at the Default Rate and such amounts shall be added to the Indebtedness. After the occurrence of a Default and during the continuance of any Event of Default, the Lenders shall not be required to provide Borrower with any such notice.

Section 6.3.    Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Notes or Note Components in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses; provided, however, that all such amounts shall first be applied toward the repayment of the 2017 Loan Tranche in accordance with the Co-Lender Agreement, until the 2017 Loan Tranche is repaid in full, prior to the application of any such amounts toward the repayment of the 2018 Loan Tranche.

Section 6.4.    Cure Periods. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (i) for the period commencing on the Restatement Effective Date and ending on the 2017 Loan Maturity Date, the cure period (if any) for any Default under this Agreement or any other Loan Document occurring during such period shall be the shorter of (x) the cure period expressly set forth herein (if any) or in such other Loan Document and (y) the time between the occurrence of such Default and the 2017 Loan Maturity Date; and (ii) for the period commencing on the date on which any Extension Option is exercised and ending on the then applicable Maturity Date (without giving effect to the exercise of such Extension Option), the cure period (if any) for any Default under this Agreement or any other Loan Document occurring during such period shall be the shorter of (x) the cure period expressly set forth herein (if any) or in such other Loan Document and (y) the time between the occurrence of such Default and the then applicable Maturity Date (without giving effect to the exercise of such Extension Option).

ARTICLE VII

MISCELLANEOUS

Section 7.1.    Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns (and, in the case of Borrower and Guarantor, permitted assigns) of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Administrative Agent and Lender and their respective successors and assigns.

Section 7.2.    GOVERNING LAW.

(A)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. BORROWER AND LENDER HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 7.4 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

Section 7.3.    Modification, Waiver in Writing. Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by the Administrative Agent to the extent permitted by the Co-Lender Agreement.

Section 7.4.    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (except that any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Agreement in the manner provided for in this Section). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to JPP:

c/o ESL Investments, Inc.

1170 Kane Concourse, Suite 200

Bay Harbor Islands, FL 33154

Attention: Edward S. Lampert, CEO

and

ESL Investments, Inc.

1170 Kane Concourse, Suite 200

Bay Harbor Islands, FL 33154

Attention: Harold R. Talisman

with copies to:

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton

One Liberty Plaza

New York, New York 10006

Attention: John V. Harrison, Esq.

If to Cascade:

Cascade Investment, L.L.C.

2365 Carillon Point

Kirkland, WA 98033

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Jack Creedon, Esq.

If to Borrower:

Sears, Roebuck and Co.

3333 Beverly Road

Hoffman Estates, Illinois 60179

Attention: General Counsel

with copies to (which shall not constitute notice):

Sears, Roebuck and Co.

3333 Beverly Road, Dept. 824RE

Hoffman Estates, IL 60179

Attention: Vice President Real Estate

and

Sears, Roebuck and Co.

3333 Beverly Road, Dept. 824RE

Hoffman Estates, IL 60179

Attention: Associate General Counsel, Real Estate

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Scott Charles, Esq.

Borrowers hereby appoint the individual Borrower named as notice party above (the “Representative Borrower”) to serve as agent on behalf of all Borrowers to receive any notices required to be delivered to any or all Borrowers hereunder or under the other Loan Documents and to be the sole party authorized to deliver notices on behalf of the Borrowers hereunder and under each of the other Loan Documents. Any notice delivered to the Representative Borrower shall be deemed to have been delivered to all Borrowers, and any notice received from the Representative Borrower shall be deemed to have been received from all Borrowers. Borrowers shall be entitled from time to time to appoint a replacement Representative Borrower by written notice delivered to Lender and signed by both the new Representative Borrower and the Representative Borrower being so replaced.

Section 7.5.    TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 7.6.    Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 7.7.    Transfers of Loan; Register; Cooperation.

(a)    Borrower may not sell, assign or otherwise transfer any rights, obligations or other interest of Borrower in or under the Loan Documents.

(b)    Lender and each Loan Transferee shall have the right from time to time in its discretion and without the consent of Borrower to sell, assign, syndicate or otherwise transfer one or more of the Notes or Note Components or any interest therein and/or sell a participation interest in one or more of the Notes or Note Components (each, a “Loan Transfer”) to one or more of their affiliates, or any banks, financial institutions, funds, institutional lenders or such other Persons that are acceptable to Initial Lender (each, a “Loan Transferee”); provided, however, that (i) for so long as no Event of Default is continuing, no Loan Transfer shall be made to a Loan Transferee that is a competitor or affiliate of a competitor of any Borrower or Guarantor; and (ii) in the case of a participation (x) the obligations under the Loan Documents of the Lender selling such participation shall remain unchanged and (y) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations. The Administrative Agent shall maintain a register for the recordation of the names and addresses of the Lenders and the Principal Indebtedness and other amounts owing to, each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)    Borrower and Guarantor shall, at their sole and cost and expense, if so requested by the Initial Lender, amend the Note and the other Loan Documents, to the extent necessary, to divide the Loan into multiple tranches (each of which may be evidenced by a separate Note), which tranches may be pari passu and/or senior/subordinate to one another and may bear different interest rates, so long as the weighted average of all such interest rates equals the Interest Rate (except following the application of principal during an Event of Default); provided, however, in connection with this Section 7.7(c), in no event shall Borrower or Guarantor be required to pay any commitment or other fee (other than any fees expressly provided for in this Agreement), provide any additional security or modify any existing mortgage, deed of trust, or other security document, deliver or pay for any new Title Insurance Policies or endorsements to any new or existing Title Insurance Policies or incur additional liability or obligation whatsoever in connection with any Loan Transfer, other than as expressly set forth in this Agreement.

(d)    Notwithstanding anything in this Agreement to the contrary, after a Loan Transfer, the transferring Lender (in addition to the Loan Transferee) shall continue to have the benefits of any indemnifications contained in this Agreement that such transferring Lender had prior to such Loan Transfer with respect to matters occurring prior to the date of such Loan Transfer. If, pursuant to this Section, any interest in this Agreement or any Note is transferred to any Loan Transferee, such Loan Transferee shall, promptly upon receipt of written request from Borrower, furnish to Borrower a Form W-9, Form W-8BEN, Form W-8BEN-E or Form W-8ECI, as applicable.

(e)    As a condition to any Loan Transfer, the applicable Loan Transferee shall expressly agree that the Administrative Agent shall (i) serve as agent for such Loan Transferee with respect to the administration of the Loan, and (ii) be the sole party to whom notices, requests and other communications hereunder shall be required to be addressed and the sole party authorized to grant or withhold consents hereunder or take other actions contemplated by

Section 7.3 on behalf of such Loan Transferee (subject, in each case, to (x) appointment of a Servicer, pursuant to Section 7.21, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be and (y) the Co-Lender Agreement).

(f)    Borrower hereby acknowledges and agrees that it does not have the right to approve the identity of the Administrative Agent or any successor Administrative Agent.

Section 7.8.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 7.9.    Preferences; Waiver of Marshalling of Assets. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to the Loan Documents. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. If any payment to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the obligations hereunder or portion thereof intended to be satisfied by such payment shall be revived and continue in full force and effect, as if such payment had not been made. Borrower hereby waives any legal right otherwise available to Borrower that would require the sale of any Collateral either separate or apart from other Collateral, or require Lender to exhaust its remedies against any Collateral before proceeding against any other Collateral. Without limiting the foregoing, to the fullest extent permitted by law, Borrower hereby waives and shall not assert any rights in respect of a marshalling of Collateral, a sale in the inverse order of alienation, any homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral or any portion thereof in any sequence and any combination as determined by Lender in its sole discretion.

Section 7.10.    Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably (including unreasonable refusal of, or unreasonable conditioning of, of any consent or approval of Lender required hereunder) in any case where by law or under this Agreement or the other Loan Documents any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment. Without limiting the foregoing, Borrower shall not assert, and hereby waives, any claim against Lender and/or its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable Legal Requirement) arising out of, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 7.11.    Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any offsets, counterclaims or defenses. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses against the assigning Lender.

Section 7.12.    No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in any Property other than that of mortgagee or lender.

Section 7.13.    Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall prevail. The parties acknowledge that they were each represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.

Section 7.14.    Brokers and Financial Advisors. Borrower represents that neither it nor Guarantor has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders (other than the Broker) in connection with the transactions contemplated by this Agreement. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated in this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 7.15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

Section 7.16.    Estoppel Certificates.

(a)    Borrower shall execute, acknowledge and deliver to Lender, within five days after receipt of Lender’s written request therefor at any time from time to time, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification and (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default). Any Loan Transferee shall be permitted to rely on such certificate.

(b)    Upon Lender’s written request, Borrower shall use commercially reasonable efforts to obtain from each Tenant and thereafter promptly deliver to Lender duly executed estoppel certificates from any one or more Tenants specified by Lender, attesting to such facts regarding the Leases as Lender may reasonably require, including attestations that each Lease covered thereby is in full force and effect with no material defaults thereunder on the part of any party, that rent has not been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

Section 7.17.    General Indemnity; Payment of Expenses.

(a)    Borrower, at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, affiliates, successors, participants and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of Lender’s interest in the Loan; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party.

(b)    If for any reason (including violation of law or public policy) the undertakings to defend, indemnify, pay and hold harmless set forth in this Section are unenforceable in whole or in part or are otherwise unavailable to an Indemnified Party or insufficient to hold it harmless, then Borrower shall contribute to the amount paid or payable by an Indemnified Party as a result of any Damages the maximum amount Borrower is permitted to pay under Legal Requirements. The obligations of Borrower under this Section will be in addition to any liability that Borrower may otherwise have hereunder and under the other Loan Documents.

(c)    To the extent any Indemnified Party has notice of a claim for which it intends to seek indemnification hereunder, such Indemnified Party shall give prompt written notice thereof to Borrower, provided that failure by Lender to so notify Borrower will not relieve Borrower of its obligations under this Section, except to the extent that Borrower suffers actual prejudice as a result of such failure. In connection with any claim for which indemnification is sought hereunder, Borrower shall have the right to defend the applicable Indemnified Party (if requested by the applicable Indemnified Party, in the name of such Indemnified Party) from such claim by attorneys and other professionals reasonably approved by the applicable Indemnified Party. Upon assumption by Borrower of any defense pursuant to the immediately preceding sentence, Borrower shall have the right to control such defense, provided that the applicable Indemnified Party shall have the right to reasonably participate in such defense and Borrower shall not consent to the terms of any compromise or settlement of any action defended by Borrower in accordance with the foregoing without the prior consent of the applicable Indemnified Party, unless such compromise or settlement (i) includes an unconditional release of the applicable Indemnified Party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the applicable Indemnified Party. The applicable Indemnified Party shall have the right to retain its own counsel if (i) Borrower shall have failed to employ counsel reasonably satisfactory to the applicable Indemnified Party in a timely manner, or (ii) the applicable Indemnified Party shall have been advised by counsel that there are actual or potential material conflicts of interest between Borrower and the applicable Indemnified Party, including situations in which there are one or more legal defenses available to the applicable Indemnified Party that are different from or additional to those available to Borrower. So long as Borrower is conducting the defense of any action defended by Borrower in accordance with the foregoing in a prudent and commercially reasonable manner, Lender and the applicable Indemnified Party shall not compromise or settle such action defended without Borrower’s consent, which shall not be unreasonably withheld or delayed. Upon demand, Borrower shall pay or, in the sole discretion of the applicable Indemnified Party, reimburse the applicable Indemnified Party for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals retained by the applicable Indemnified Party in accordance with this Section in connection with defending any claim subject to indemnification hereunder.

(d)    Any amounts payable to Lender by reason of the application of this Section shall be secured by the Mortgages and shall become immediately due and payable and shall bear interest at the Default Rate from the date Damages are sustained by the Indemnified Parties until paid.

(e)    The provisions of and undertakings and indemnifications set forth in this Section shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.

(f)    Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all reasonable and documented out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan (whether incurred before or after the Original Closing Date) and the amendment of the Original Loan Agreement pursuant to this Agreement, including legal fees and disbursements, accounting fees, and the costs of the Engineering Reports, the Title Insurance Policies, the Surveys, the Environmental Reports and any other third-party diligence materials; (ii) all reasonable and documented out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters relating hereto (including Leases, Material Agreements, and Permitted Encumbrances), (B) filing, registration and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents (including the filing, registration or recording of any instrument of further assurance) and all stamp, court, recording, filing, documentary or other similar taxes (including, if applicable, intangible taxes), search fees, title insurance premiums, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents, any mortgage supplemental thereto, any security instrument with respect to the Collateral or any instrument of further assurance (other than any such taxes or charges resulting from any present or former connection between Lender and the jurisdiction imposing such tax or charges (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document)) and (C) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral; and (iii) all actual out-of-pocket costs and expenses (including attorney’s fees) incurred by Lender (or any of its affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring, settlement, protective advance or workout and any Insolvency Proceedings (including any applicable transfer taxes).

Section 7.18.    No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 7.19.    Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

Section 7.20.    Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of Appraisals of the Properties or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

Section 7.21.    Servicer. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender’s behalf, shall have the same force and effect as if Servicer were Lender.

Section 7.22.    No Fiduciary Duty.

(a)    Borrower acknowledges that, in connection with the Loan, this Agreement, the other Loan Documents, the transactions contemplated thereby , Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Lender, its affiliates and their respective equityholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Guarantor, Borrower or any other Person or any of their respective affiliates or to advise or opine on any related solvency or viability issues.

(b)    It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Loan, the Loan Documents and the transactions contemplated thereby represent an arm’s-length commercial transaction between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, Guarantor or their respective affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents or the transactions contemplated thereby shall be deemed to create (A) a fiduciary duty (or other implied duty) on the party of any Lending Party to Guarantor, Borrower, any of their respective affiliates, stockholders, employees or creditors, or any other Person or (B) a fiduciary or agency relationship between Guarantor, Borrower or any of their respective affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other. Borrower agrees that neither it nor Guarantor nor any of their respective affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, Guarantor or their respective affiliates, stockholders, employees or creditors. Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including affiliates, stockholders, employees or creditors of Borrower and Guarantor) any rights or remedies by reason of any fiduciary or similar duty.

(c)    Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the transactions contemplated thereby and the process leading thereto.

Section 7.23.    Borrower Information. Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender agrees that it shall maintain in confidence any information relating to Borrower, Guarantor, any of their subsidiaries, their businesses or the Properties furnished to it by or on behalf of Borrower, Guarantor or any of their subsidiaries; provided that Lender shall have the right to disclose any and all such information (i) to affiliates of Lender and to Lender’s agents and advisors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 7.23), (ii) to any actual or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of all or any portion of the Loan or any participations therein and their respective advisors and agents, or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations, or to any Person that is a party to a repurchase agreement with respect to the Loan (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 7.23) and (iii) to any governmental agency, if requested by such governmental agency or otherwise required to comply with the applicable rules and regulations of such governmental agency or if required pursuant to legal or judicial process. In addition, Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to Lender in connection with the administration and management of this Agreement and the other Loan Documents. Each party hereto (and each of their respective affiliates, employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Loan, this Agreement, the other Loan Documents, the transactions contemplated thereby and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. For the purpose of this Section, “tax structure” means any facts relevant to the federal income tax treatment of the Loan, this Agreement, the other Loan Documents, the transactions contemplated thereby but does not include information relating to the identity of any of the parties hereto or any of their respective affiliates.

Section 7.24.    Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THAT ANY ORIGINATION FEE SPECIFIED IN ANY TERM SHEET, COMMITMENT LETTER OR FEE LETTER SHALL BE AN OBLIGATION OF

BORROWER AND SHALL BE PAID AT CLOSING, AND ANY INDEMNIFICATIONS, FLEX PROVISION, EXIT FEES AND THE LIKE PROVIDED FOR THEREIN SHALL SURVIVE THE CLOSING).

Section 7.25.    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable hereunder or under any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 7.26.    Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 7.27.     Joint and Several Liability. The representations, covenants, warranties and obligations of Borrower hereunder are joint and several. In the event of (a) any payment by any one or more of the Borrowers of any amount in excess of its respective Proportional Amount, or (b) the foreclosure of, or the delivery of deeds in lieu of foreclosure relating to, any of the Collateral owned by one or more of the Borrowers, each Borrower (the “Overpaying Borrower”) that has paid more than its Proportional Amount or whose Collateral or assets have been utilized to satisfy obligations under the Loan or otherwise for the benefit of one or more other Borrowers shall be entitled, after payment in full of the Indebtedness and the satisfaction of all the Borrowers’ other obligations to the Lender under the Loan Documents, to contribution from each of the benefited Borrowers (i.e., the Borrowers, other than the Overpaying Borrower, who have paid less than their respective Proportional Amount or whose Collateral or assets have not been so utilized to satisfy obligations under the Loan) for the amounts so paid, advanced or benefited, up to such benefited Borrower’s then current Proportional Amount. Such right to contribution shall be subordinate in all respects to the Loan. As used herein, the “Proportional Amount” with respect to any Borrower shall equal the amount derived as follows: (a) the ratio of the aggregate amount of the Loan allocable to the Property or Properties in which such Borrower has an interest to the then outstanding Principal Indebtedness; times (b) the aggregate amount paid or payable by the Borrowers under the Loan Documents (including interest).

Section 7.28.    Survival or Representations. All of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

Section 7.29.    Certain Tax Forms. Upon request of Borrower, Lender shall provide to Borrower a duly completed and executed Form W-9, Form W-8BEN, Form W-8BEN-E or Form W-8ECI, as applicable.

Section 7.30.    Administrative Agent. Borrower acknowledges Administrative Agent shall be entitled to the same rights, remedies and protections set forth in this Agreement and any other Loan Documents as any Lender including, without limitation, those set forth in Sections 7.17 and 7.20 hereof.

[Signatures appear on following pages.]

Lender and Borrower are executing this Agreement as of the date first above written.

LENDER:

JPP II, LLC,
a Delaware limited liability company

By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Authorized Signatory

JPP, LLC,
a Delaware limited liability company

By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Authorized Signatory

ESL – April 2016 Refi – Amended and Restated Loan Agreement

LENDER:

CASCADE INVESTMENT, L.L.C., a Washington limited liability company

By:	/s/ Justin Howell
	Name:	Justin Howell
	Title:	Authorized Signatory

ESL – April 2016 Refi – Amended and Restated Loan Agreement

BORROWER:

Sears, Roebuck and Co., a New York corporation

By:	/s/ Robert A. Riecker
	Name:	Robert A. Riecker
	Title:	Controller and Head of Capital Market Activities

Sears Development Co., a Delaware corporation

By:	/s/ Robert A. Riecker
	Name:	Robert A. Riecker
	Title:	Vice President

Innovel Solutions, Inc., a Delaware corporation

By:	/s/ Robert A. Riecker
	Name:	Robert A. Riecker
	Title:	Vice President

Big Beaver of Florida Development, LLC, a Florida limited liability company

By:	/s/ Robert A. Riecker
	Name:	Robert A. Riecker
	Title:	Vice President

Kmart Corporation, a Michigan corporation

By:	/s/ Robert A. Riecker
	Name:	Robert A. Riecker
	Title:	Controller and Head of Capital Market Activities

ESL – April 2016 Refi – Amended and Restated Loan Agreement

Exhibit A

Organizational Chart

Organization Chart

Short-Term Mortgage Loan Facility of Sears Portfolio

Exhibit B

Guarantor Ratification Certificate

May 22, 2017

SEARS HOLDINGS CORPORATION hereby (1) unconditionally approves and consents to the execution by Borrower of the Amended and Restated Loan Agreement to which this certificate is attached, (2) unconditionally ratifies, confirms, renews and reaffirms all of its obligations, liabilities, covenants and certifications under the Guaranty and the Environmental Indemnity (the “Guarantor Documents”), (3) acknowledges and agrees that its obligations under the Guarantor Documents remain in full force and effect, and shall continue to remain in full force during each Extension Term, binding on and enforceable against it in accordance with the terms, covenants and conditions of such documents without impairment and reaffirms such obligations under the Guarantor Documents to guaranty the obligations of Borrower under the Amended and Restated Loan Agreement and Loan Documents, (4) remakes, as of the Effective Date, each of the representations and warranties contained in the Guarantor Documents, and (5) represents, warrants and covenants that it is not in default under any Guarantor Document and there are no defenses, offsets or counterclaims against its obligations under the Guarantor Documents.

Guarantor hereby represents and warrants that it has the power and authority to make the statements contained in this certificate and has by proper action duly authorized the execution and delivery of this certificate.

Capitalized terms used in this certificate and not otherwise defined shall have the respective meanings ascribed to such terms in the Amended and Restated Loan Agreement to which this certificate is attached.

[Signature to follow on the next page]

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
	Name:	Robert A. Riecker
	Title:	Chief Financial Officer

[Guarantor Ratification Certificate]

Exhibit C

Notes

1.	Second Amended and Restated Promissory Note A-1, dated as of April 8, 2016, in the original principal amount of $215,500,000, made by Borrower for the benefit of JPP, LLC and JPP II, LLC.

2.	Second Amended and Restated Promissory Note A-2, dated as of April 8, 2016, in the original principal amount of $215,500,000, made by Borrower for the benefit of Cascade Investment, L.L.C.

3.	Promissory Note A-3, dated as of April 8, 2016, in the original principal amount of $15,000,000, made by Borrower for the benefit of Petrus Yield Opportunity Fund, LP.

4.	Promissory Note A-4, dated as of April 8, 2016, in the original principal amount of $7,000,000, made by Borrower for the benefit of Paragon SHC II LLC.

5.	Promissory Note A-5, dated as of April 8, 2016, in the original principal amount of $20,000,000, made by Borrower for the benefit of Paragon SHC LLC.

6.	Promissory Note A-6, dated as of April 8, 2016, in the original principal amount of $23,550,000, made by Borrower for the benefit of Rimrock High Income Plus (Master) Fund, Ltd.

7.	Promissory Note A-7, dated as of April 8, 2016, in the original principal amount of $3,450,000, made by Borrower for the benefit of Rimrock Low Volatitlity (Master) Fund, Ltd.

Exhibit D

Environmental Reports

Store	City	State	Consultant	Phase I ESA (date)	Update to Phase I ESA (date)	Phase II (date)
475	Jacksonville	FL	BBJ Group		1/19/2017	1/25/2017
443	Wilkes Barre	PA	BBJ Group		1/19/2017	1/26/2017
449	Delano	FL	BBJ Group		1/12/2017
1023	Loudoun	VA	BBJ Group		12/19/2016
1209	Long Beach	CA	BBJ Group		12/19/2016
1364	Lake Grove	PA	BBJ Group		12/8/2016	12/8/2016
1485	Orange Park	FL	BBJ Group		12/9/2016	12/8/2016
8292	Ocala	FL	BBJ Group		1/12/2017
8289	Manteno	IL	BBJ Group		1/12/2017
8245	St. Petersburg	FL	BBJ Group		1/24/2017	2/16/2017
2183	South Portland	ME	BBJ Group		12/8/2016	12/14/2016
1018	Baldwin Hills	CA	ARCADIS		12/13/2016	12/19/2016
1354	Willow Grove	PA	ARCADIS		12/14/2016	12/13/2016
1068	Palmdale	CA	AECOM	12/6/2016		12/6/2016
1205	Pompano Beach	FL	AECOM	12/9/2016		12/9/2016
1285	Orlando	FL	AECOM	12/9/2016		12/9/2016
8748	San Diego	CA	AECOM	12/6/2016		12/6/2016
88870	Dallas	TX	VERTEX	4/5/2017		4/14/2017
1388	Costa Mesa	CA	Terracon	3/17/2016
8088	Santa Ana	CA	Terracon	3/18/2016